Registration No.

As filed with the Securities and Exchange Commission on September 16, 2003.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE COLONIAL BANCGROUP, INC.	COLONIAL CAPITAL TRUST IV
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

DELAWARE	DELAWARE
(State of Incorporation)	(State of Organization)

63-0661573	Applied For
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

One Commerce Street, Suite 800 Montgomery, Alabama 36104
(Address of Principal Executive Offices of Each Registrant)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-108254 and 333-108254-01.

Securities to be registered pursuant to 12(b) of the Act:

Title of Each Class to be so Registered Trust Preferred Securities (and the Guarantee with respect thereto)	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange, Inc.

Securities to be registered pursuant to 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The classes of securities registered hereby consist of (i) the Trust Preferred Securities (the “Trust Preferred Securities”) representing preferred undivided beneficial interests in the assets of Colonial Capital Trust IV, a statutory trust formed under the laws of the State of Delaware (the “Trust”) and (ii) the Trust Preferred Securities Guarantee with respect thereto (the “Guarantee”) by The Colonial BancGroup, Inc. (the “Company”).

For a description of the Trust Preferred Securities and the Guarantee, reference is made to the information set forth under the headings: (a) “Description of the Preferred Securities” and “Description of the Preferred Securities Guarantee” in the prospectus relating to the Trust Preferred Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-108254 and 333-108254-01) filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2003, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement being hereinafter referred to as the “Registration Statement”), and (b) “Description of the Preferred Securities” and “Description of the Preferred Securities Guarantee” in the final prospectus which was filed pursuant to Rule 424(b) of the Act on September 11, 2003. The above mentioned descriptions contained in the Registration Statement and the prospectus are incorporated herein by reference.

Item 2. Exhibits

2.1	Registration Statement (see Item 1 above).

2.2	Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.3	Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.4	Form of Amended and Restated Declaration of Trust of the Trust to be used in connection with the issuance of the Trust Preferred Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.5	Form of Trust Preferred Securities Guarantee Agreement, including the form of Guarantee (incorporated by reference to Exhibit 4.9 to the Registration Statement).

2.6	Form of Junior Subordinated Indenture between the Company and The Bank of New York, as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-83390 ).

2.7	Form of Second Supplemental Indenture between the Company and the Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.8	Form of Trust Preferred Security (included in Exhibit 2.4 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE COLONIAL BANCGROUP, INC.

/s/ Sarah H. Moore

By: Sarah H. Moore Its: Chief Financial Officer

COLONIAL CAPITAL TRUST IV

/s/ William A. McCrary

By: William A. McCrary Its: Regular Trustee

Date: September 16, 2003

EXHIBIT INDEX

Exhibit Number	Description

2.1	Registration Statement (see Item 1 above).

2.2	Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.3	Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.4	Form of Amended and Restated Declaration of Trust of the Trust to be used in connection with the issuance of the Trust Preferred Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.5	Form of Trust Preferred Securities Guarantee Agreement, including the form of Guarantee (incorporated by reference to Exhibit 4.9 to the Registration Statement).

2.6	Form of Junior Subordinated Indenture between the Company and The Bank of New York, as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-83390).

2.7	Form of Second Supplemental Indenture between the Company and the Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.8	Form of Trust Preferred Security (included in Exhibit 2.4 above).